UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2025

Imunon, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Chief Financial Officer

On June 13, 2025, Imunon, Inc. (the “Company”) terminated the consulting agreement (as amended, the “Agreement”), dated April 15, 2024, by and between the Company and Monomoy Advisors, LLC, a financial advisory services firm (“Monomoy”), as well as David Gaiero’s service pursuant to the Agreement as the Company’s interim Chief Financial Officer (a position he has held since June of 2024), in each case effective June 13, 2025.

Appointment of New Chief Financial Officer

As a result of the termination of the Agreement and Mr. Gaiero’s related service, effective June 13, 2025, the Company appointed Kimberly Graper to serve as the Company’s interim Chief Financial Officer. Ms. Graper will serve as the Company’s principal financial officer and principal accounting officer.

In October 2022, Ms. Graper joined Imunon Inc. as Vice President of Finance and Corporate Controller. Prior to joining Imunon, she served as Senior Director and Corporate Controller at F2G Inc., a clinical-stage biotech company, from November 2021 to October 2022. From June 2020 to November 2021, she held the position of Corporate Controller at Timber Pharmaceuticals, Inc., where she was responsible for financial reporting, budgeting, and SEC compliance. Earlier in her career, Ms. Graper served as U.S. Corporate Controller for the U.S. headquarters of Anticimex Inc., a private equity–backed high-growth company. She also held the role of Director of Finance and U.S. Controller at Derma Sciences, a medical device company later acquired by Integra LifeSciences. During her tenure at Hunterdon Healthcare System, Ms. Graper held senior financial positions of increasing responsibility, including Director of Corporate Accounting and Assistant Treasurer. She began her career at Amper, Politziner & Mattia (now EisnerAmper), where she served a diverse client base as a Certified Public Accountant. Ms. Graper earned a Bachelor of Science in Accounting from Clemson University and a Juris Doctor from Seton Hall School of Law. She is a Certified Public Accountant in the state of New Jersey.

Previously, on September 20, 2022, Ms. Graper entered into an offer letter of employment with the Company, with her employment effective as of October 17, 2022 (the “Offer Letter”). The Company will continue to pay Ms. Graper a salary of $244,800 and she is eligible to receive a target annual performance bonus of 30% of her annual base salary. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

The selection of Ms. Graper to serve as principal financial officer and principal accounting officer was not pursuant to any arrangement or understanding between her and any other person. Ms. Graper has no family relationship with any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter, dated September 20, 2022, between the Company and Kimberly Graper
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON INC.

Dated: June 13, 2025	By:	/s/ Susan Eylward
Susan Eylward
General Counsel and Corporate Secretary